Exhibit 99.1

MARTIN MARIETTA AND QUIKRETE
TO EXCHANGE CERTAIN CEMENT AND CONCRETE ASSETS FOR AGGREGATES ASSETS

COMPANY ALSO COMPLETES ACQUISITION OF PREMIER MAGNESIA, LLC

PREVIEWS SECOND QUARTER 2025 EARNINGS AND RAISES FULL-YEAR GUIDANCE

Raleigh, N.C. (August 4, 2025) – Martin Marietta Materials, Inc. (NYSE: MLM) (Martin Marietta or the Company), today announced that it has entered into a definitive agreement with Quikrete Holdings, Inc. (Quikrete) for the exchange of certain assets. Under the terms of the agreement, Martin Marietta will receive aggregates operations producing approximately 20 million tons annually in Virginia, Missouri, Kansas and Vancouver, British Columbia, as well as $450 million of cash. In exchange, Quikrete will receive the Company’s Midlothian cement plant, related cement terminals and North Texas ready-mixed concrete assets. The transaction is expected to close in the first quarter of 2026, subject to regulatory approvals and other customary closing conditions.

Additionally, on July 25, 2025, the Company completed the acquisition of Premier Magnesia, LLC (Premier), a privately-owned producer of magnesia-based products with operations in Nevada, North Carolina, Indiana and Pennsylvania. The Premier acquisition enhances Martin Marietta’s position as the leading producer of natural and synthetic magnesia-based products in the United States.

Collectively, these portfolio-optimizing transactions are shaping a higher margin enterprise that is increasingly aggregates led, which possesses a more durable and resilient earnings profile through cycles, while preserving balance sheet flexibility for continued strategic plan execution.

Ward Nye, Chair, President and CEO of Martin Marietta stated, “Consistent with the priorities outlined in the Company’s Strategic Operating Analysis and Review (SOAR) 2025 plan, we continuously endeavor to improve the attractiveness of our portfolio through asset purchases, exchanges and divestitures. Following a thorough evaluation, we believe that exchanging our remaining cement plant and related ready-mixed concrete operations for core aggregates assets and pursuing accretive bolt-on acquisitions for our complementary Magnesia Specialties business best positions the Company for long-term earnings growth.”

Second-Quarter Earnings Preview and Full-Year 2025 Guidance

In addition to the above transactions, the Company announced it expects to report second-quarter Revenues, Net Earnings Attributable to Martin Marietta and Adjusted EBITDA of $1.81 billion, $328 million and $630 million, respectively.  Based on its strong first half results and current trends, the Company is raising its full-year 2025 Adjusted EBITDA guidance to $2.30 billion at the midpoint. This revised EBITDA guidance also reflects contributions from the Premier acquisition for the remaining five months of 2025.

These preliminary unaudited second-quarter 2025 results are an estimate, based on information available to management as of the date of this press release, and are subject to modification upon completion of Martin Marietta’s quarter-end close procedures.

The Company will provide full second-quarter results and full-year outlook during its second-quarter 2025 earnings conference call on Thursday, August 7, 2025, at 10:00 a.m. Eastern Time. The Company will release full results for the quarter ended June 30, 2025, that morning before the market opens.

A live, listen-only webcast and supplemental information will be accessible on the Investors section of the Company’s website at www.martinmarietta.com. The conference call may also be accessed by dialing +1 (646) 307-1963 and using conference ID 3532349. Please dial-in at least 15 minutes in advance to ensure a timely connection. An on-demand replay will be available on the Company’s website approximately two hours following the conclusion of the live broadcast and will be available for one year.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure. The Appendix contains reconciliations to the most directly comparable GAAP measure. Management believes these non-GAAP measures are commonly used by investors to evaluate the Company’s performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing business performance from period to period and anticipated performance. Additionally, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that many factors impact reported results, and the adjustments in these non-GAAP measures do not account for all such factors. Furthermore, these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and specialty applications. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contacts:

Jacklyn Rooker
Vice President, Investor Relations
+1 (919) 510-4736
Jacklyn.Rooker@martinmarietta.com

MLM-G.

This release contains forward-looking statements within the meaning of federal securities law. Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors could affect the Company’s forward-looking statements and actual performance.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historical or current facts. The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and other words of similar meaning in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of Martin Marietta’s forward-looking statements in this release and in other publications may turn out to be wrong.

Second-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook and 2025 Guidance) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic and weather events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the  tendency of cement and ready mixed concrete sales being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state fuel tax(es) or other revenue related to public construction; the impact of the new Administration on the amount available under and timing of federal and state infrastructure spending; the level and timing of federal, state or local transportation or infrastructure or public projects funding and any issues arising from such federal and state budgets, most particularly in Texas, North Carolina, Colorado, California, Georgia, Florida, Minnesota, Arizona, South Carolina and Iowa; the United States Congress' inability to reach agreement among themselves or with the Executive Branch on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns or capital spending in response to such a decline, particularly in Texas; sustained high mortgage interest rates and other factors that have resulted in a slowdown in private construction in some geographies; unfavorable weather conditions, particularly Atlantic Ocean, Pacific Ocean and Gulf Coast storm and hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought, excessive rainfall or extreme temperatures in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel and energy costs, particularly diesel fuel, electricity, natural gas and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; costs of raw materials, including bitumen; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply chain challenges; labor relations risks, including unionization efforts, work stoppages or strikes, particularly in jurisdictions with increasing labor advocacy and evolving labor law frameworks; workforce demographics-related risks, including difficulty recruiting and retaining skilled employees, particularly for physically demanding roles in rural or less-populated markets; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impacts of outbreak of disease, epidemic or pandemic, or similar public health threat, or fear of such event, and its related economic or societal response, including any impact on the Company's suppliers, customers or other business partners as well as on its employees; the performance of the United States economy; governmental regulation, including environmental laws and climate change regulations at both the state and federal levels; future implementation of emissions-based taxes or carbon-pricing schemes and/or more stringent state or federal climate-related regulatory requirements that may materially increase cement operating costs or restrict cement production capacity; difficulty in securing timely land use approvals or environmental permits for development, expansion, or ongoing operations in the face of potentially shifting public and regulatory expectations; the outcome of environmental or land use-related proceedings, or increased costs associated with regulatory obligations linked to resource extraction, including site reclamation; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Southeast and Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; potential impact on costs, supply chain, oil and gas prices, or other matters relating to geopolitical conflicts, including the war between Russia and Ukraine, the war in Israel and related conflict in the Middle East and any potential conflict between China and Taiwan; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business; proper functioning of information technology and automated operating systems to manage or support operations; risks associated with third-party technology vendors, including exposure to cybersecurity vulnerabilities or service outages due to reliance on external software platforms or IT infrastructure; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenants; the strategic benefits, outlook, performance and opportunities expected as a result of acquisitions and portfolio optimization will not be realized; risks related to executive succession planning, retention and development of leadership talent critical to strategic execution, including potential adverse effects in the event of unexpected transitions or departures; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenants if price and/or volumes return to previous levels of instability; cybersecurity risks; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

Statements regarding the proposed Quikrete transaction contain forward-looking statements that are subject to risks and uncertainties, including statements regarding the proposed acquisition. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied due to various factors including, but not limited to: the ability to obtain regulatory approvals, satisfy closing conditions, transaction costs, integration challenges, market conditions, the impact of the proposed transaction on the Company’s stakeholders, and other risks described in the Company’s Securities and Exchange Commission filings.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

Appendix

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures

Earnings before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting subject to limitations described below; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Transaction expenses and inventory acquisition accounting impacts are only excluded for transactions with at least $2 billion in consideration and transaction expenses expected to exceed $15 million. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended
	June 30,
	2025	2024
	(Dollars in Millions)
Net earnings attributable to Martin Marietta	$328	$294
Add back:
Interest expense, net of interest income	56	33
Income tax expense for controlling interests	83	78
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	163	140
Acquisition, divestiture and integration expenses	—	19
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	—	20
Nonrecurring gain on divestiture	—	—
Noncash asset and portfolio rationalization charge	—	—
Adjusted EBITDA	$630	$584

Reconciliation of the GAAP Measure to the 2025 Adjusted EBITDA Guidance

Mid-Point of Range
(Dollars in Millions)
Net earnings attributable to Martin Marietta	$1,140
Add back:
Interest expense, net of interest income	225
Income tax expense for controlling interests	290
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	645
Adjusted EBITDA	$2,300